Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-83766) and Form S-3 (File No. 333-106943) of Encore Acquisition Company and in the related prospectuses of our report dated February 6, 2004, with respect to the consolidated financial statements of Encore Acquisition Company included in this Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Fort Worth, Texas
March 10, 2004